UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report
(Date of earliest
event reported):	November 1, 2007

Commission	Name of Registrant, State of Incorporation, Address of	IRS Employer
File Number	Principal Executive Offices and Telephone Number	Identification Number
1-9894	Alliant Energy Corporation	39-1380265
(a Wisconsin corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (e)     On November 1, 2007, the Compensation and Personnel Committee (the “Committee”) of the Board of Directors (the “Board”) of Alliant Energy Corporation (the “Company”) adopted the Alliant Energy Deferred Compensation Plan, as amended and restated effective January 1, 2008 (the “AEDCP”). The Committee also approved merging the Wisconsin Power & Light Company Deferred Compensation Plan I and the Wisconsin Power & Light Company Deferred Compensation Plan II (collectively, the “WPL Plans”) into the AEDCP. Also on November 1, 2007, the Nominating and Governance Committee of the Board approved merging the Alliant Energy Deferred Compensation Plan for Directors (the “Directors’ Plan”) into the AEDCP. The mergers of the WPL Plans and the Directors’ Plan into the AEDCP will be effective on January 1, 2008. After the merger, the participants in the WPL Plans and the Directors’ Plan will be participants in the AEDCP.

        The amendments to the AEDCP were primarily intended to conform the AEDCP with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. In addition, the amendments to the AEDCP changed the interest rate payable on amounts invested in a participant’s Interest Account; provided a new investment option for participants, the Equity Account, in which deferrals earn a return that tracks the S&P 500 Index; and updated the employer match provision to conform it to changes made in the Company’s qualified savings plan.

        The foregoing description of the AEDCP is qualified in its entirety by reference to the AEDCP, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Alliant Energy Deferred Compensation Plan, as amended and restated effective January 1, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION
Date: November 1, 2007	By:/s/ Thomas L. Hanson
Thomas L. Hanson
Vice President-Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Alliant Energy Deferred Compensation Plan, as amended and restated effective January 1, 2008